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                                     SCHEDULE A
                                INCOME MANAGERS TRUST
                           NEUBERGER & BERMAN INCOME FUNDS
                               (Cash Reserves, Limited
                     Maturity Bond, and Ultra Short Bond Series)
                           NEUBERGER & BERMAN INCOME TRUST
                 (Limited Maturity Bond and Ultra Short Bond Series)


              The following foreign banking institutions and foreign securities depositories have been approved by the boards of trustees of the above-mentioned trusts for use by the indicated series of the trust as sub-custodians for the securities and other assets:

              Westpac Banking Corp. (Austraclear/RITS) (Australia)

              GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB)
              (Austria)

              Generale Bank (C.I.K./Banque Nationale de Belgique) (Belgium)

              Canada Trustco Mortgage Company (CDS) (Canada)

              Merita Bank Limited (Central Share Register) (Finland)

              Banque Paribas (SICOVAM/Banque de France) (France)

              BHF Bank Aktiengesellschaft (Kassenverein) (Germany)

              Standard Chartered Bank Hong Kong (CCASS) (Hong Kong)

              Bank of Ireland (Central Bank of Ireland/GSO) (Ireland)

              Morgan Guaranty Trust Company (Monte Titoli S.p.A./Banca d'Italia) (Italy)

              Daiwa Bank, Limited and Sumitomo Trust & Banking Company (JASDEC/Bank of Japan) (Japan)

              Euroclear (Luxembourg)

              Euroclear (Malaysia)

              Citibank Mexico, S.A. (INDEVAL/Banco de Mexico) (Mexico)

              MeesPierson N.V. (NECIGEF) (The Netherlands)

              ANZ Banking Group (NZ) Ltd. (Austraclear N.Z.) (New Zealand)

              Christiania Bank Og Kreditkasse (VPS) (Norway)

              Deutsche Bank AG (Pakistan)

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              Euroclear (Portugal)

              Euroclear (Singapore)

              Banco Santander, S.A. (SCLV/Banco de Espana) (Spain)

              Skandinaviska Enskilda Banken (VPC) (Sweden)

              Union Bank of Switzerland (SEGA) (Switzerland)

              State Street Bank and Trust Co. London Limited (CGO/CMO) (United Kingdom)









































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